Exhibit 1.1

Execution Version

WESTLAKE CHEMICAL PARTNERS LP

4,500,000 Common Units

Representing Limited Partner Interests

UNDERWRITING AGREEMENT

September 26, 2017

UBS SECURITIES LLC

CITIGROUP GLOBAL MARKETS INC.

As Representatives of the several

        Underwriters named in Schedule I attached hereto

c/o UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

Westlake Chemical Partners LP, a Delaware limited partnership (the “Partnership”), proposes to sell 4,500,000 common units (the “Firm Units”) representing limited partner interests in the Partnership (the “Common Units”) to the underwriters (the “Underwriters”) named in Schedule I attached to this agreement (this “Agreement”). In addition, the Partnership proposes to grant to the Underwriters an option to purchase up to 675,000 additional Common Units on the terms set forth in Section 2 (the “Option Units”). The Firm Units and the Option Units, if purchased, are hereinafter collectively called the “Units.” This Agreement is to confirm the agreement concerning the purchase of the Units from the Partnership by the Underwriters.

The Partnership and Westlake Chemical Partners GP LLC, a Delaware limited liability company and the sole general partner of the Partnership (the “General Partner”), are referred to collectively herein as the “Partnership Parties.” The Partnership Parties, Westlake Chemical OpCo LP, a Delaware limited partnership (“OpCo”), and Westlake Chemical OpCo GP LLC, a Delaware limited liability company and the general partner of OpCo (“OpCo GP”), are referred to collectively herein as the “Partnership Entities.”

The First Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of August 4, 2014 (together with any amendments to and/or restatements thereof, the “Partnership Agreement”), the First Amended and Restated Limited Liability Company Agreement of the General Partner, dated as of August 4, 2014 (together with any amendments to and/or restatements thereof, the “GP LLC Agreement”), the Amended and Restated Agreement of Limited Partnership of OpCo, dated as of August 4, 2014 (together with any amendments to and/or restatements thereof, the “OpCo Partnership Agreement”), and the Limited Liability Company Agreement of OpCo GP, dated as of May 6, 2014 (together with any amendments to and/or restatements thereof, the “OpCo GP LLC Agreement”), are referred to collectively herein as the “Organizational Agreements.”

On September 26, 2017, the Partnership entered into an Equity Purchase Agreement (the “Purchase Agreement”), by and among the Partnership, OpCo and WPT LLC, a Delaware limited liability company (“WPT LLC”), pursuant to which the Partnership agreed to purchase an additional 5.0% limited partner interest in OpCo for approximately $229.2 million (the “Acquisition”).

In connection with the initial public offering of the Partnership’s Common Units, OpCo assumed certain promissory notes and entered into a Senior Unsecured Credit Agreement with Westlake Development Corporation, a Delaware corporation, which are referred to collectively herein as the “OpCo Debt Facilities.”

1.    Representations, Warranties and Agreements of the Partnership Parties. The Partnership Parties, jointly and severally, represent, warrant and agree that:

(a)    Registration Statement. A registration statement on Form S-3 (File No. 333-216617) relating to the Units has (i) been prepared by the Partnership in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) been filed with the Commission under the Securities Act; and (iii) been declared effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Partnership to you as the representatives (the “Representatives”) of the Underwriters. As used in this Agreement:

(i)    “Applicable Time” means 8:05 P.M. (New York City time) on September 26, 2017;

(ii)    “Effective Date” means any date as of which any part of such registration statement relating to the Units became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations;

(iii)    “Issuer Free Writing Prospectus” means each “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) prepared by or on behalf of the Partnership or used or referred to by the Partnership in connection with the offering of the Units;

(iv)    “Preliminary Prospectus” means any preliminary prospectus relating to the Units included in such registration statement or filed with the Commission pursuant to Rule 424(b) under the Securities Act;

(v)    “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with the information included in Schedule III hereto and each Issuer Free Writing Prospectus identified on Schedule V hereto, other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 under the Securities Act;

(vi)    “Prospectus” means the final prospectus relating to the Units, including any prospectus supplement thereto relating to the Units, to be filed with the Commission pursuant to Rule 424(b) under the Securities Act; and

(vii)    “Registration Statement” means, collectively, the various parts of such registration statement, each as amended as of the Effective Date for such part, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement and any information deemed to be part of the registration statement at such Effective Date pursuant to Rule 430B under the Securities Act.

Any reference to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act and the Rules and Regulations. Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) under the Securities Act prior to or on the date hereof. Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include, for so long as the delivery of a prospectus is required in connection with the offering or sale of the Units, any reports of the Partnership filed (but not furnished) with the Commission pursuant to Sections 13(a), 13(c) or 15(d) of the Exchange Act after the Effective Date that are incorporated by reference in the Registration Statement.

(b)    No Stop Order. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or threatened by the Commission. The Commission has not notified the Partnership of any objection to the use of the Registration Statement.

(c)    Ineligible Issuer. The Partnership was not at the time of the initial filing of the Registration Statement and at the earliest time thereafter that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Units, is not on the date hereof and will not be on each Delivery Date (as defined in Section 4), an “ineligible issuer” (as defined in Rule 405 under the Securities Act).

(d)    Form S-3 Eligibility. The Partnership has been since the time of initial filing of the Registration Statement and continues to be eligible to use Form S-3 for the offering of the Units.

(e)    Form of Documents. The Registration Statement conformed and will conform in all material respects on the Effective Date and on each Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the Rules and Regulations. The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) under the Securities Act and on each Delivery Date to the requirements of the Securities Act and the Rules and Regulations. The documents incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the Rules and Regulations thereunder.

(f)    No Material Misstatements or Omissions in the Registration Statement. The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(g)    No Material Misstatements or Omissions in the Prospectus. The Prospectus will not, as of its date or as of each Delivery Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e). The documents incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h)    No Material Misstatements or Omissions in the Pricing Disclosure Package. The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(i)    No Material Misstatements or Omissions in Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus listed in Schedule IV hereto, when considered together with the Pricing Disclosure Package, did not, as of the Applicable

Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from any such Issuer Free Writing Prospectus listed in Schedule IV hereto in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e). The information included in each Issuer Free Writing Prospectus listed in Schedule III hereto does not conflict with the information contained in the Registration Statement or the most recent Preliminary Prospectus or to be contained in the Prospectus.

(j)    Issuer Free Writing Prospectuses Conform to the Requirements of the Securities Act. Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Partnership has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act and the Rules and Regulations. The Partnership has not made any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives. The Partnership has retained in accordance with the Securities Act and the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act and the Rules and Regulations. The Partnership has taken all actions necessary so that any “road show” (as defined in Rule 433 under the Securities Act) in connection with the offering of the Units will not be required to be filed pursuant to the Securities Act and the Rules and Regulations.

(k)    Forward-Looking and Supporting Information. Each of the statements made by the Partnership in the Registration Statement, the Pricing Disclosure Package and the Prospectus (and any supplements thereto) within the coverage of Rule 175(b) under the Securities Act was made or will be made with a reasonable basis and in good faith.

(l)    Formation and Qualification of the Partnership Entities. Each of the Partnership Entities has been duly formed, is validly existing and in good standing as a limited partnership or limited liability company, as the case may be, under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a limited partnership or limited liability company, as the case may be, in each jurisdiction (as set forth on Schedule VI hereto) in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing would not, in the aggregate, reasonably be expected to (i) have a material adverse effect on the condition (financial or otherwise), results of operations, members’ equity or partners’ capital, properties, business or prospects of the Partnership Entities taken as a whole (a “Material Adverse Effect”), (ii) materially impair the ability of any of the Partnership Entities to consummate any transactions provided for in this Agreement or the Purchase Agreement, or (iii) subject the limited partners of the Partnership to any material liability or disability. Each of the Partnership Entities has all limited partnership or limited liability company power and authority, as the case may be, necessary to own or hold its properties and to conduct the businesses as presently conducted in all material respects. For purposes of this Agreement, when determining whether any change constitutes a Material Adverse Effect, to the extent such event relates to any of the Partnership Entities, the materiality of such change shall be considered prior to giving effect to the Acquisition.

(m)    Power and Authority of the General Partner. The General Partner has full limited liability company power and authority to serve as general partner of the Partnership in all material respects as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(n)    Ownership of the General Partner. Westlake International Services Corporation, a Delaware corporation (“WISC”), owns all of the issued and outstanding membership interests in the General Partner; such membership interests have been duly authorized and validly issued in accordance with the GP LLC Agreement and are fully paid (to the extent required under the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and WISC owns such membership interests free and clear of all liens, encumbrances, security interests, equities, charges or claims (“Liens”), except for restrictions on transferability that may be imposed by federal or state securities laws or contained in the GP LLC Agreement or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, if any.

(o)    Ownership of the General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership, with a non-economic general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest free and clear of all Liens, except for restrictions on transferability that may be imposed by federal or state securities laws or contained in the Partnership Agreement or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, if any.

(p)    Ownership of the Incentive Distribution Rights. WPT LLC owns all of the Incentive Distribution Rights (as such term is defined in the Partnership Agreement); the Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)); and WPT LLC owns such Incentive Distribution Rights free and clear of all Liens, except for restrictions on transferability that may be imposed by federal or state securities laws or contained in the Partnership Agreement or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, if any.

(q)    Duly Authorized and Validly Issued Units. The Units to be sold by the Partnership and the limited partner interests represented thereby will have been duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(r)    Capitalization of the Partnership. At the Applicable Time, the issued and outstanding partnership interests of the Partnership consisted of 27,059,730 Common Units, the Incentive Distribution Rights and the non-economic general partner interest in the Partnership. All outstanding Common Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(s)    Ownership of OpCo GP. The Partnership owns 100% of the outstanding membership interests of OpCo GP; such membership interests have been duly authorized and validly issued in accordance with the OpCo GP LLC Agreement and are fully paid (to the extent required under the OpCo GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such membership interests free and clear of all Liens, except for (i) restrictions on transferability that may be imposed by federal or state securities laws or contained in the OpCo GP LLC Agreement or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, if any, and (ii) Liens arising under or in connection with the Senior Unsecured Revolving Credit Agreement, dated April 25, 2015, by and among the Partnership and Westlake Chemical Finance Corporation (together with the OpCo Debt Facilities, the “Debt Facilities”).

(t)    Ownership of OpCo. As of the date hereof and without giving effect to the Acquisition, the Partnership owns 13.276% of the limited partner interests in OpCo, and Westlake Longview Corporation, a Delaware corporation, Westlake Vinyls, Inc., a Delaware corporation, and WPT LLC collectively own 86.724% of the limited partner interests in OpCo (collectively, with the Partnership’s ownership interest, the “OpCo LP Interests”); the OpCo LP Interests have been duly authorized and validly issued in accordance with the OpCo Partnership Agreement and are fully paid (to the extent required under the OpCo Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and the Partnership owns its OpCo LP Interests, and upon consummation of the Acquisition, will own the OpCo LP Interests it acquires in the Acquisition, free and clear of all Liens, except for (i) restrictions on transferability that may be imposed by federal or state securities laws or contained in the OpCo Partnership Agreement or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, if any, and (ii) Liens arising under or in connection with the Debt Facilities.

(u)    No Other Subsidiaries. The General Partner does not, and after giving effect to the Acquisition will not, own or control, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity other than (i) indirectly held interests in OpCo, OpCo GP and WLKP Finance Corp., a Delaware corporation (“Finance Corp.”), and (ii) its non-economic general partner interest in the Partnership. OpCo GP, OpCo and Finance Corp. are, and after giving effect to the Acquisition will be, the only subsidiaries of the Partnership, and OpCo will be deemed to be a “significant subsidiary” (as such term is defined in Section 1-02 of Regulation S-X of the Securities Act) of the Partnership.

(v)    Conformity of Units to Descriptions. The Units, when issued and delivered in accordance with the terms of the Partnership Agreement and this Agreement against payment therefor as provided therein and herein, will conform in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(w)    No Preemptive Rights, Registration Rights or Options. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no profits interests or other equity interests, options, warrants, preemptive rights, rights of first refusal or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any membership interests or partnership interests in any of the Partnership Parties. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no persons with registration rights or other similar rights to have any securities (debt or equity) registered pursuant to the Registration Statement or included in the offering contemplated by this Agreement, and there are no persons with tag-along rights or other similar rights to have any securities (debt or equity) included in the offering contemplated by this Agreement or sold in connection with the sale of the Units pursuant to this Agreement.

(x)    Authority and Authorization. Each of the Partnership Entities has all requisite limited partnership or limited liability company power and authority to execute and deliver this Agreement and the Purchase Agreement and to perform its obligations hereunder and thereunder. The Partnership has all requisite limited partnership power and authority to (i) issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus, and (ii) consummate any other transactions contemplated by this Agreement and the Purchase Agreement. Subject to the conditions, reservations, encumbrances and limitations contained in such agreements, all limited partnership or limited liability company action, as the case may be, required to be taken by any of the Partnership Entities or any of their respective unitholders, members or partners for the authorization, issuance, sale and delivery of the Units and the consummation of any other transactions contemplated by this Agreement and the Purchase Agreement have been validly taken.

(y)    Authorization, Execution and Delivery of this Agreement. This Agreement has been duly authorized and validly executed and delivered by or on behalf of each of the Partnership Parties.

(z)    Authorization, Execution, Delivery and Enforceability of Certain Agreements. The Organizational Agreements have been duly authorized, executed and delivered by the parties thereto and are valid and legally binding agreements of such parties, enforceable against such parties in accordance with their terms; provided that, with respect to each such agreement, the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(aa)    Authorization, Execution, Delivery and Enforceability of the Purchase Agreement. The Purchase Agreement has been duly authorized, executed and delivered by the Partnership Entities that are parties thereto and is a valid and legally binding agreement of such parties, enforceable against such parties in accordance with its terms; provided that the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(bb)    No Conflicts. None of (i) the offering, issuance or sale of the Units as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (ii) the execution, delivery and performance of this Agreement or the Purchase Agreement by the Partnership Entities party hereto or thereto, (iii) the consummation of any other transactions contemplated by this Agreement or the Purchase Agreement or (iv) the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the Pricing Disclosure Package and the Prospectus (A) conflicts with or will conflict with or constitutes or will constitute a violation of the Organizational Agreements, or the articles of incorporation, bylaws, certificate of limited partnership, certificate of formation or other governing document of any of the Partnership Entities (collectively, the “Organizational Documents”), (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a change of control or default (or an event that, with notice or lapse of time or both, would constitute such an event) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law, regulation, ruling or any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over any of the Partnership Entities or any of their properties in a proceeding to which any of them or their property is a party or is bound or (D) results or will result in the creation or imposition of any Lien (other than Liens arising under or in connection with the Debt Facilities) upon any property or assets of any of the Partnership Entities, except with respect to clauses (B), (C) and (D) for any such conflicts, violations, breaches, defaults or Liens that, individually or in the aggregate, will not materially impair the ability of any of the Partnership Entities to consummate the transactions contemplated under this Agreement and the Purchase Agreement or would not reasonably be expected to have a Material Adverse Effect.

(cc)    No Consents. No consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court, governmental agency or body having jurisdiction over any of the Partnership Entities or any of their properties or assets is required in connection with (i) the offering, issuance or sale by the Partnership of the Units as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (ii) the execution, delivery and performance of this Agreement or the Purchase Agreement by the Partnership Entities party hereto or thereto, (iii) the consummation of any other transactions contemplated by this Agreement or the Purchase Agreement or (iv) the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the Pricing Disclosure Package and the Prospectus, except (A) for registration of the Units under the Securities Act and consents required under the Exchange Act, applicable state securities or “Blue Sky” laws, and the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and distribution of the Units by the Underwriters, (B) for such consents that have been, or prior to the Initial Delivery Date (as defined below) will be, obtained or made, (C) for any such consents that the absence or omission of which will not materially impair the ability of any of the Partnership Entities to consummate the transactions contemplated under this Agreement or the Purchase Agreement or would not reasonably be expected to have a Material Adverse Effect and (D) as described in the Pricing Disclosure Package or the Prospectus.

(dd)    No Defaults. None of the Partnership Entities is in (i) violation of its Organizational Documents, (ii) violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over it or any of its properties or (iii) breach, default (or an event that, with notice or lapse of time or both, would constitute such an event) or violation in the performance of any obligation, agreement, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, except in the case of clauses (ii) or (iii) for any such breaches, defaults and violations that, individually or in the aggregate, will not materially impair the ability of any of the Partnership Entities to consummate the transactions contemplated under this Agreement and the Purchase Agreement or would not reasonably be expected to have a Material Adverse Effect.

(ee)    Financial Statements. The historical financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus (i) comply as to form in all material respects with the applicable accounting requirements of the Securities Act, (ii) present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby, at the dates and for the periods indicated, and (iii) have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods indicated, except to the extent disclosed therein. The summary historical financial and operating data included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus (and any amendment or supplement thereto), if any, is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical consolidated financial statements from which they have been derived, except as described therein. The other financial information of the Partnership (or its predecessor for accounting purposes), including non-GAAP financial measures included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, has been derived from the accounting records of the Partnership Entities, as the case may be, fairly presents in all material respects the information purported to be shown thereby and complies with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so included and the Partnership Entities do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto), the Pricing Disclosure Package or the Prospectus.

(ff)    Independent Registered Public Accounting Firm. PricewaterhouseCoopers LLP, who has audited certain financial statements of the Partnership and its consolidated subsidiaries and whose report appears in the Registration Statement, the Pricing Disclosure Package and the Prospectus, is an independent public accounting firm with respect to the Partnership as required by the Securities Act and the Rules and Regulations.

(gg)    Internal Controls. The Partnership Entities maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed by, or under the supervision of, the principal executive officer and principal financial officer of the General Partner, to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Partnership Entities’ internal controls over financial reporting are effective in all material respects to perform the functions for which they were established. As of the date of the most recent balance sheet of the Partnership and its consolidated subsidiaries reviewed or audited by PricewaterhouseCoopers LLP, the Partnership Entities were not aware of any material weaknesses in the internal controls of any Partnership Entity.

(hh)    Disclosure Controls and Procedures. (i) The Partnership Entities maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership in the reports to be filed or submitted under the Exchange Act is accumulated and communicated to management of the General Partner, including the principal executive officer and principal financial officer of the General Partner, as appropriate, to allow timely decisions regarding required disclosure to be made, and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rule 13a-15 of the Exchange Act.

(ii)    No Changes in Internal Controls. Since the date of the most recent balance sheet of the Partnership and its consolidated subsidiaries reviewed or audited by PricewaterhouseCoopers LLP, (i) the Partnership has not been advised of or become aware of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Partnership or any of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls, and (B) any fraud, whether or not material, that involves management or other employees of any Partnership Entity who have a significant role in the internal controls of the Partnership Entities; and (ii) there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(jj)    Sarbanes-Oxley Act of 2002. There is and has been no failure on the part of the Partnership or, to the knowledge of the Partnership, any of the officers and directors of the General Partner, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 or any rule or regulation promulgated in connection therewith or the rules of The New York Stock Exchange, in each case that are effective and applicable to the Partnership.

(kk)    No Material Changes. Except as described in the Pricing Disclosure Package and the Prospectus, since the date of the latest reviewed or audited financial statements included in the Pricing Disclosure Package and the Prospectus, none of the Partnership Entities has (i) sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (ii) issued or granted any securities, (iii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iv) entered into any material transaction not in the ordinary course of business or (v) declared or paid any distribution on its equity interests, and since such date, there has not been any change in the partnership or limited liability interests, as applicable, or long-term debt of any of the Partnership Entities or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, partners’ equity, properties, management, business or prospects of the Partnership Entities taken as a whole, in each case except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ll)    Title to Properties. Each of the Partnership Entities has good and indefeasible title to all real property owned in fee by it (excluding easements and rights-of-way)

and good title to all personal property owned by it, in each case free and clear of all Liens, except (i) as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (ii) such as are created under or permitted by the Debt Facilities or (iii) such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by any of the Partnership Entities. All assets held under lease by each of the Partnership Entities are held by it under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made or proposed to be made of such assets by any of the Partnership Entities as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(mm)    Rights of Way. Each of the Partnership Entities has such consents, easements, rights-of-way, permits or licenses from each person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, subject to the limitations described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, if any, except for (i) such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect and (ii) qualifications, reservations and encumbrances with respect thereto that would not have a Material Adverse Effect; each of the Partnership Entities has fulfilled and performed, in all material respects, its obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that, individually or in the aggregate, would not have a Material Adverse Effect; and none of such rights-of-way contains any restriction that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(nn)    Permits. Each of the Partnership Entities has such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own its properties and conduct its business in the manner described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except for any of the foregoing that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Partnership Entities has fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect. None of the Partnership Entities has received notice of proceedings relating to the revocation or modification of any such Permits or has any reason to believe that any such Permits that, individually or in the aggregate, if subject to an unfavorable decision, ruling or finding, would be reasonably expected to have a Material Adverse Effect.

(oo)    Intellectual Property. Each of the Partnership Entities owns, licenses or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of its business and has no reason to believe that the conduct of its business will conflict with, and has not received any notice of any claim of conflict with, any such rights of others, except in each case as would not reasonably be expected to have a Material Adverse Effect.

(pp)    Legal Proceedings. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which any of the Partnership Entities is a party or of which any property or assets of any of the Partnership Entities is the subject that would, in the aggregate, reasonably be expected to have a Material Adverse Effect, and to the Partnership’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(qq)    Contracts to be Described or Filed. There are no contracts or other documents required by the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus or filed as exhibits to the Registration Statement that are not described and filed as required. The statements made in the Pricing Disclosure Package and the Prospectus, insofar as they purport to constitute summaries of the terms of the contracts and other documents described and filed, constitute accurate summaries of the terms of such contracts and documents in all material respects.

(rr)    Summaries of Law. The statements made in the Pricing Disclosure Package and the Prospectus, insofar as they purport to constitute summaries of the terms of statutes, rules or regulations or legal or governmental proceedings, constitute accurate summaries of the terms of such statutes, rules and regulations and legal and governmental proceedings in all material respects.

(ss)    Insurance. Each of the Partnership Entities carries, or is covered by, insurance from reputable insurers in such amounts and covering such risks as is reasonably adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries. All material policies of insurance of the Partnership Entities are in full force and effect; each of the Partnership Entities is in compliance with the terms of such policies in all material respects; none of the Partnership Entities has received notice from any insurer or agent of such insurer that material capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; there are no material claims by any of the Partnership Entities under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and none of the Partnership Entities has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

(tt)    Certain Relationships and Related Party Transactions. No relationship, direct or indirect, exists between or among Partnership Entities, on the one hand, and any

“affiliate,” equity holder, director, manager, officer, customer or supplier of any of the Partnership Entities, on the other hand, that is required by the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus that is not so described. There are no outstanding personal loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by any Partnership Entity to or for the benefit of any of the executive officers, directors or managers of any Partnership Entity or their respective family members.

(uu)    No Labor Dispute. No labor disturbance by or dispute with the employees of any of the Partnership Entities exists or, to the knowledge of the Partnership, is imminent or threatened that would reasonably be expected to have a Material Adverse Effect.

(vv)    Environmental Compliance. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, (i) each of the Partnership Entities is, and at all times prior hereto has been, in compliance with all applicable laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, foreign, national, state, provincial, regional or local authority, relating to pollution, the protection of human health or safety (to the extent such health or safety relates to exposure to hazardous or toxic substances or wastes, pollutants or contaminants (“Hazardous Materials”)), the environment, or natural resources, or to the use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of Hazardous Materials (“Environmental Laws”) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct its business, and (ii) no Partnership Entity has received notice or otherwise has knowledge of any actual or alleged violation of Environmental Laws, or of any actual or potential liability for or other obligation concerning the presence, disposal or release of Hazardous Materials, except in the case of clause (i) or (ii) where such non-compliance, violation, liability, or other obligation would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (x) there are no proceedings that are pending, or known by the Partnership to be asserted, against any of the Partnership Entities under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) the Partnership is not aware of any non-compliance with Environmental Laws or liabilities or other obligations under Environmental Laws or concerning Hazardous Materials that would reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of any of the Partnership Entities, and (z) the Partnership does not expect to incur unbudgeted material capital expenditures pursuant to Environmental Laws.

(ww)    Tax Returns. The Partnership Entities have filed all federal, state, local and foreign tax returns required to be filed by the Partnership Entities through the date hereof (which returns are complete and correct in all material respects), subject to any applicable extensions, and have timely paid all taxes (and any interest, fine, penalty or other like assessment or addition thereto) due, except those taxes, assessments or other charges that are being contested in good faith, and no material tax deficiency has been determined adversely to the Partnership Entities that has not been abated, paid in full, or adequately provided for in the financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, nor does the Partnership have any knowledge of any tax deficiencies that have been asserted against the Partnership Entities that would, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xx)    ERISA. Except as would not reasonably be expected to result in a Material Adverse Effect, (i) each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Partnership or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) with respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (B) no failure to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, and (C) neither the Partnership nor any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA); and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification.

(yy)    Statistical and Market-Related Data. The statistical and market-related data included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, if any, are based on or derived from sources that the Partnership believes to be reliable in all material respects.

(zz)    Investment Company. The Partnership is not, and as of each Delivery Date, after giving effect to the offer and sale of the Units and the application of the proceeds therefrom as described under “Use of Proceeds” in the Pricing Disclosure Package and the Prospectus, it will not be, an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the Rules and Regulations thereunder.

(aaa)    No Brokers. None of the Partnership Entities is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Units.

(bbb)    Other Sales. The Partnership has not sold or issued any securities that would be integrated with the offering of the Units contemplated by this Agreement pursuant to the Securities Act, the Rules and Regulations or the interpretations thereof by the Commission.

(ccc)    Stabilization. The Partnership and its affiliates have not taken, directly or indirectly, any action designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership in connection with the offering of the Units.

(ddd)    NYSE Listing of Units. The Units have been approved for listing, subject to official notice of issuance and evidence of satisfactory distribution, on The New York Stock Exchange.

(eee)    Distribution of Offering Materials. The Partnership has not distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Units, it will not distribute any offering material in connection with the offering and sale of the Units other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with Section 1(j) or Section 5(a)(vi) and any Issuer Free Writing Prospectus set forth on Schedule V hereto.

(fff)    Anti-Corruption. None of the Partnership Entities, nor, to the knowledge of the Partnership, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of any of the Partnership Entities, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Partnership Entities and, to the knowledge of the Partnership, their respective affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ggg)    Money Laundering. The operations of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any Partnership Entity with respect to the Money Laundering Laws is pending or, to the knowledge of the Partnership, threatened.

(hhh)    OFAC. None of the Partnership Entities nor, to the knowledge of the Partnership, any director, officer, agent, employee, affiliate or representative of any Partnership Entity is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is any Partnership Entity located, organized or resident in a country or territory that is the subject of Sanctions; and the Partnership will not directly or indirectly use the proceeds of the sale of the Units, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(iii)    Distribution Restrictions. OpCo is not currently prohibited, directly or indirectly, from paying any distributions to the Partnership, from making any other distribution on its equity interests, from repaying to the Partnership any loans or advances to it from the Partnership or from transferring any of its property or assets to the Partnership or any other subsidiary of the Partnership, except for such prohibitions mandated by the laws of the State of Delaware and the Organizational Agreements of OpCo.

(jjj)    XBRL. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(kkk)    FINRA Affiliations. To the knowledge of the Partnership, there are no affiliations or associations between any member of FINRA and any of the General Partner’s officers or directors or the Partnership’s 5% or greater security holders, except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

Any certificate signed by any officer of any of the Partnership Parties and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Units shall be deemed a representation and warranty by such entity, as to matters covered thereby, to each Underwriter.

2.    Purchase of the Units by the Underwriters. On the basis of the representations, warranties and covenants contained in, and subject to the terms and conditions of, this Agreement, the Partnership agrees to sell 4,500,000 Firm Units to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the number of Firm Units set forth opposite that Underwriter’s name in Schedule I hereto. The respective purchase obligations of the Underwriters with respect to the Firm Units shall be rounded among the Underwriters to avoid fractional units as the Representatives may determine.

In addition, the Partnership grants to the Underwriters an option to purchase up to 675,000 additional Option Units. Such option is exercisable in the event that the Underwriters sell more Common Units than the number of Firm Units in the offering and as set forth in Section 4 hereof. Each Underwriter agrees, severally and not jointly, to purchase the number of Option Units (subject to such adjustments to avoid fractional units as the Representatives may determine) that bears the same proportion to the total number of Option Units to be sold on such Delivery Date as the number of Firm Units set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Units.

The purchase price payable by the Underwriters for the Firm Units shall be $21.45 per Unit. The purchase price payable by the Underwriters for any Option Units purchased by the Underwriters shall be $21.45 per Unit less any amount equal to any distributions declared by the Partnership and payable on each Firm Unit but not on such Option Units being purchased.

The Partnership is not obligated to deliver any of the Firm Units or Option Units to be delivered on the applicable Delivery Date, except upon payment for all such Units to be purchased on such Delivery Date as provided herein.

3.    Offering of Units by the Underwriters. Upon authorization by the Representatives of the release of the Firm Units, the several Underwriters propose to offer the Firm Units for sale upon the terms and conditions to be set forth in the Prospectus.

4.    Delivery of and Payment for the Units. Delivery of and payment for the Firm Units shall be made at 10:00 A.M., New York City time, on September 29, 2017 or at such other date as shall be determined by agreement between the Representatives and the Partnership. This date and time are sometimes referred to as the “Initial Delivery Date.” Delivery of the Firm Units shall be made to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives of the respective aggregate purchase prices of the Firm Units being sold by the Partnership to or upon the order of the Partnership by wire transfer in immediately available funds to the accounts specified by the Partnership. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Partnership shall deliver the Firm Units through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct.

The option granted in Section 2 will expire 30 days after the date of this Agreement and may be exercised in whole or from time to time in part by written notice being given to the Partnership by the Representatives; provided that if such date falls on a day that is not a business day, the option granted in Section 2 will expire on the next succeeding business day. Such notice shall set forth the aggregate number of Option Units as to which the option is being exercised, the names in which the Option Units are to be registered, the denominations in which the Option Units are to be issued and the date and time, as determined by the Representatives, when the Option Units are to be delivered; provided, however, that this date and time shall not be earlier than the Initial Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Each date and time any Option Units are delivered is sometimes referred to as an “Option Units Delivery Date,” and the Initial Delivery Date and any Option Units Delivery Date are sometimes each referred to as a “Delivery Date.”

Delivery of the Option Units by the Partnership and payment for the Option Units by the several Underwriters through the Representatives shall be made at 10:00 A.M., New York City time, on the date specified in the corresponding notice described in the preceding paragraph or at such other date or place as shall be determined by agreement between the Representatives and the Partnership. On each Option Units Delivery Date, the Partnership shall deliver or cause to be delivered the Option Units to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives and of the aggregate purchase price of the Option Units being sold by the Partnership to or upon the order of the Partnership by wire transfer in immediately available funds to the accounts specified by the Partnership. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Partnership shall deliver the Option Units through the facilities of DTC unless the Representatives shall otherwise instruct.

5.    Further Agreements.

(a)    The Partnership and the General Partner jointly and severally covenant and agree with each of the Underwriters:

(i)    Preparation of Prospectus. To prepare the Prospectus in a form approved by the Representatives and to timely file such Prospectus pursuant to Rule 424(b) under the Securities Act following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Delivery Date except as provided herein; to file promptly all reports required to be filed by the Partnership with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Units; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose, of any notice from the Commission objecting to the use of the Registration Statement or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly their best efforts to obtain its withdrawal.

(ii)    Copies of Registration Statement. To furnish promptly to each of the Representatives and to counsel for the Underwriters a copy of the signed Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(iii)    Copies of Documents. To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, (C) each Issuer Free Writing Prospectus and (D) any document incorporated by reference in any Preliminary Prospectus or the Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Units or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance.

(iv)    Filing of Amendment or Supplement. To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus or any new, replacement registration statement that may, in the judgment of the Partnership or, for so long as the delivery of a prospectus is required in connection with the offering or sale of the Units, the Representatives, be required by the Securities Act or requested by the Commission.

(v)    Copies of Amendment or Supplement. Prior to filing with the Commission any amendment or supplement to the Registration Statement or to the Prospectus or any new, replacement registration statement, any document incorporated by reference in the Prospectus or any amendment to any document incorporated by reference in the Prospectus, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing.

(vi)    Issuer Free Writing Prospectus. Not to make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives; provided that the prior written consent of the parties shall be deemed to have been given in respect of any Issuer Free Writing Prospectus identified on Schedule V hereto.

(vii)    Rule 433. To comply with all applicable requirements of Rule 433 under the Securities Act with respect to any Issuer Free Writing Prospectus. If at any time after the date hereof any event shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(viii)    Earnings Statement. As soon as practicable after the Effective Date, to make generally available via EDGAR to the Partnership’s security holders and the Representatives an earnings statement of the Partnership and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Partnership, Rule 158).

(ix)    Blue Sky Laws. Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Units for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Units; provided that in connection therewith the Partnership shall not be required to (i) qualify as a foreign entity in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction, or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(x)    Lock-Up Period. For a period commencing on the date hereof and ending on the 60th day after the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (A) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units or securities convertible into or exercisable or exchangeable for Common Units (other than the grant or issuance of Units and Common Units or any securities convertible or exercisable or exchangeable for Units or Common Units, options or other awards pursuant to employee benefit plans, qualified option plans or other employee compensation plans existing on the date hereof and the net settlement and net withholding to satisfy applicable tax withholding obligations and the net exercise price of options, unit appreciation rights or similar awards), or sell or grant options, rights or warrants with respect to any Common Units or securities convertible into or exchangeable for Common Units, (B) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, (C) make any demand for or exercise any right to file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Common Units or securities convertible, exercisable or exchangeable into Common Units or any other securities of the Partnership (other than any registration statement on Form S-8), or (D) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of UBS Securities LLC, on behalf of the Underwriters. In addition, the Partnership and the General Partner shall cause each person or entity set forth on Schedule II hereto to furnish to the Representatives, prior to the Initial Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”).

(xi)    Use of Proceeds. To apply the net proceeds from the sale of the Units being sold by the Partnership substantially in accordance with the description as set forth in the Prospectus under the caption “Use of Proceeds.”

(xii)    Stabilization. To not take, directly or indirectly, any action designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership in connection with the offering of the Units.

(xiii)    Necessary Actions. To do and perform all things required or necessary to be done and performed under this Agreement by it prior to each Delivery Date, and to satisfy all conditions precedent to the Underwriters’ obligations hereunder to purchase the Units.

(b)    Each Underwriter severally agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433 under the Securities Act) in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by such Underwriter without the prior consent of the Partnership (any such issuer information with respect to whose use the Partnership has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by any Partnership Party with the Commission prior to the use of such free writing prospectus, and (ii) “issuer information,” as used in this paragraph, shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.

6.    Expenses. The Partnership agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all expenses, costs, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Units and any stamp duties or other taxes payable in that connection, and the preparation and printing of certificates for the Units; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, or any document incorporated by reference therein; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, all as provided in this Agreement; (d) the production and distribution of this Agreement, any supplemental agreement among the Underwriters and any other related documents in connection with the offering, purchase, sale and delivery of the Units; (e) any required review by FINRA of the terms of sale of the Units (including related fees and expenses of counsel to the Underwriters in an amount that is not greater than $20,000); (f) the listing of the Units on the New York Stock Exchange and/or any other exchange; (g) the qualification of the Units under the securities laws of the several jurisdictions as provided in Section 5(a)(ix) and the preparation, printing and distribution of a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (h) the investor presentations on any “road show” undertaken in connection with the marketing of the Units, including, without limitation, expenses associated with any electronic road show, travel and lodging expenses of the representatives and officers of the General Partner; and (i) all other costs and expenses incident to the performance of the obligations of the Partnership under this Agreement; provided that, except as provided in this Section 6 and in Section 11, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Units which they may sell, the expenses of advertising any offering of the Units made by the Underwriters, the cost of any aircraft chartered in connection with the road show and the transportation and other expenses incurred by the Underwriters on their own behalf in connection with presentations to prospective purchasers of the Units.

7.    Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Partnership Parties contained herein, to the performance by the Partnership Parties of their obligations hereunder, and to each of the following additional terms and conditions:

(a)    Filing of Prospectus; No Stop Order. The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a)(i); the Partnership shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or, to the Partnership’s knowledge, threatened by the Commission; any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with; and the Commission shall not have notified the Partnership of any objection to use of the Registration Statement.

(b)    No Misstatements or Omissions. No Underwriter shall have discovered and disclosed to the Partnership on or prior to such Delivery Date that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Baker Botts L.L.P., counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein (or in the case of the Prospectus and the Pricing Disclosure Package, in the light of the circumstances under which such statements were made) or is necessary to make the statements therein not misleading.

(c)    Authorization and Validity. All proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Units, the Organizational Agreements, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement (and any other transactions contemplated by this Agreement) shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Partnership Parties shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d)    Partnership’s Counsel Opinion. Vinson & Elkins L.L.P. shall have furnished to the Representatives its written opinion, as counsel to the Partnership, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit B-1.

(e)    General Counsel Opinion. L. Benjamin Ederington shall have furnished to the Representatives his written opinion, as General Counsel of the General Partner, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit B-2.

(f)    Underwriters’ Counsel Opinion. The Representatives shall have received from Baker Botts L.L.P., counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Units, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representatives may reasonably require, and the Partnership Parties shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(g)    Comfort Letter. At the time of execution of this Agreement, the Representatives shall have received from PricewaterhouseCoopers LLP a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(h)    Bring-Down Comfort Letter. With respect to the letter of PricewaterhouseCoopers LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the “initial letter”), the Partnership shall have furnished to the Representatives a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter, and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(i)    Officers’ Certificate. The Partnership Parties shall have furnished to the Representatives a certificate, dated such Delivery Date, of the Chief Executive Officer and the Chief Financial Officer of the General Partner as to such matters as the Representatives may reasonably request, including, without limitation, a statement:

(i)    That the representations, warranties and agreements of the Partnership Parties in Section 1 are true and correct on and as of such Delivery Date, and the Partnership Parties have complied with all their agreements contained herein and satisfied all the conditions on their part to be performed or satisfied hereunder at or prior to such Delivery Date;

(ii)    That no stop order suspending the effectiveness of the Registration Statement has been issued; no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened; and the Commission has not notified the Partnership of any objection to the use of the Registration Statement;

(iii)    That they have examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (A) (1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the applicable Delivery Date, and (3) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth; and

(iv)    To the effect of Section 7(j) (provided that no representation with respect to the judgment of the Representatives need be made) and Section 7(k).

(j)    No Material Change. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) none of the Partnership Entities shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package and the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and (ii) since such date there shall not have been any change in the equity interests or long-term debt of any of the Partnership Entities or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, partners’ equity, properties, management, business or prospects of the Partnership Entities taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, individually or in the aggregate, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(k)    No Downgrading. Subsequent to the execution and delivery of this Agreement, to the extent applicable (i) no downgrading shall have occurred in the rating accorded to the Partnership’s debt securities or preferred equity by any “nationally recognized statistical rating organization” (as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act), and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Partnership’s debt securities or preferred equity.

(l)    No Other Changes. Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) (A) trading in securities generally on any securities exchange that has registered with the Commission under Section 6 of the Exchange Act (including the New York Stock Exchange, The NASDAQ

Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market), or (B) trading in any securities of the Partnership on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a general moratorium on commercial banking activities shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States, or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(m)    NYSE Listing. The New York Stock Exchange shall have approved the Units for listing, subject only to official notice of issuance and evidence of satisfactory distribution.

(n)    Lock-Up Agreements. The Lock-Up Agreements between the Representatives and the persons and entities set forth on Schedule II, delivered to the Representatives on or before the date of this Agreement, shall be in full force and effect on such Delivery Date.

(o)    Other Certificates. On or prior to each Delivery Date, the Partnership Parties shall have furnished to the Underwriters such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

8.    Indemnification and Contribution.

(a)    The Partnership Parties hereby agree, jointly and severally, to indemnify and hold harmless each Underwriter, its affiliates, directors, officers and employees, and the agents of each Underwriter who have or who are alleged to have participated in the distribution of the Units as underwriters (collectively, the “selling agents”), and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Units), to which that Underwriter, affiliate, director, officer, employee, selling agent or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by any Underwriter or (D) any materials or information provided to investors by, or with the approval of, the Partnership in connection with the marketing of the offering of the Units, including any “road show” (as defined in Rule 433 under the Securities Act) not constituting an Issuer Free Writing Prospectus (“Marketing Materials”), or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information or any Marketing Materials, any material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, and shall reimburse each Underwriter and each such affiliate, director, officer, employee, selling agent or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, affiliate, director, officer, employee, selling agent or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that none of the Partnership Parties shall be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information or any Marketing Materials, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 8(e). The foregoing indemnity agreement is in addition to any liability which the Partnership Parties may otherwise have to any Underwriter or to any affiliate, director, officer, employee, selling agent or controlling person of that Underwriter.

(b)    Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Partnership Parties, their respective directors, officers and employees, and each person, if any, who controls a Partnership Party within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Partnership or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(e). The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Partnership or any such director, officer, employee or controlling person.

(c)    Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced (through the forfeiture of substantive rights and defenses) by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees, selling agents and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 8 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees, selling agents and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party. No indemnifying party shall (x) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or (y) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(a) or (b) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement.

(d)    If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Partnership, on the one hand, and the Underwriters, on the other, from the offering of the Units, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Partnership, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Units purchased under this Agreement (before deducting expenses) received by the Partnership, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Units purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Partnership or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Partnership and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Units exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

(e)    The Underwriters severally confirm and the Partnership Parties acknowledge and agree that the statements regarding delivery of the Common Units by the Underwriters set forth on the cover page of, and the concession figure and the paragraph(s) relating to stabilization by the Underwriters appearing under the caption “Underwriting” in, the most recent Preliminary Prospectus and the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Partnership by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials.

9.    Defaulting Underwriters.

(a)    If, on any Delivery Date, any Underwriter defaults in its obligations to purchase the Units that it has agreed to purchase under this Agreement, the remaining non-defaulting Underwriters may in their discretion arrange for the purchase of such Units by the non-defaulting Underwriters or other persons satisfactory to the Partnership on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Units, then the Partnership shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Units on such terms. In the event that within the respective prescribed periods, the non-defaulting Underwriters notify the Partnership that they have so arranged for the purchase of such Units, or the Partnership notifies the non-defaulting Underwriters that it has so arranged for the purchase of such Units, either the non-defaulting Underwriters or the Partnership may postpone such Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Partnership or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement, and the Partnership agrees to promptly prepare any amendment or supplement to the Registration Statement, the Prospectus or in any such other document or arrangement that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto that, pursuant to this Section 9, purchases Units that a defaulting Underwriter agreed but failed to purchase.

(b)    If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Partnership as provided in paragraph (a) above, the total number of Units that remains unpurchased does not exceed one-eleventh of the total number of all Units, then the Partnership shall have the right to require each non-defaulting Underwriter to purchase the total number of Units that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the total number of Units that such Underwriter agreed to purchase hereunder) of the Units of such defaulting Underwriter or Underwriters for which such arrangements have not been made; provided that the non-defaulting Underwriters shall not be obligated to purchase more than 110% of the total number of Units that it agreed to purchase on such Delivery Date pursuant to the terms of Section 2.

(c)    If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Partnership as provided in paragraph (a) above, the total number of Units that remains unpurchased exceeds one-eleventh of the total number of all Units, or if the Partnership shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Partnership, except that the Partnership will continue to be liable for the payment of expenses as set forth in Sections 6 and 11 and except that the provisions of Section 8 shall not terminate and shall remain in effect.

(d)    Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Partnership or any non-defaulting Underwriter for damages caused by its default.

10.    Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Partnership prior to delivery of and payment for the Firm Units if, prior to that time, any of the events described in Sections 7(j), 7(k) and 7(l) shall have occurred or if the Underwriters shall decline to purchase the Units for any reason permitted under this Agreement.

11.    Reimbursement of Underwriters’ Expenses. If (a) the Partnership shall fail to tender the Units for delivery to the Underwriters for any reason other than by reason of a default by any of the Underwriters, or (b) the Underwriters shall decline to purchase the Units for any reason permitted under this Agreement (other than Sections 7(l)(i)(A), (l)(ii), (l)(iii) or (l)(iv)), the Partnership will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel for the Underwriters) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Units, and upon demand the Partnership shall pay the full amount thereof to the Representatives. If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters or pursuant to Section 10 as a result of the occurrence of any of the events listed in Sections 7(l)(i)(A), (l)(ii), (l)(iii) or (l)(iv), the Partnership shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

12.    Research Analyst Independence. The Partnership Parties acknowledge that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Partnership and/or the offering that differ from the views of their respective investment banking divisions. Each of the Partnership Parties hereby waives and releases, to the fullest extent permitted by law, any claims that any of the Partnership Parties may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to any of the Partnership Parties by such Underwriters’ investment banking divisions. Each of the Partnership Parties acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

13.    No Fiduciary Duty. Each of the Partnership Parties acknowledges and agrees that in connection with this offering, the sale of the Units or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (a) no fiduciary or agency relationship between the Partnership Parties and any other person, on the one hand, and the Underwriters, on the other, exists; (b) the Underwriters are not acting as advisors, expert or otherwise, to any of the Partnership Parties, including, without limitation, with respect to the determination of the public offering price of the Units, and such relationship between the Partnership Parties, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (c) any duties and obligations that the Underwriters may have to any of the Partnership Parties shall be limited to those duties and obligations specifically stated herein; and (d) the Underwriters and their respective affiliates may have interests that differ from those of the Partnership Parties. Each of the Partnership Parties hereby waives any claims that any of the Partnership Parties may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

14.    Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)    if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to UBS Securities LLC, 1285 Avenue of the Americas, New York, New York 10019, Attention: Syndicate and Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013 (Fax: (646) 291-1469); and

(b)    if to the Partnership, shall be delivered or sent by mail or facsimile transmission to the address of the Partnership set forth in the Registration Statement, Attention: L. Benjamin Ederington (Fax: (713) 629-6239).

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Partnership shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Representatives.

15.    Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Partnership Parties and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Partnership Parties contained in this Agreement shall also be deemed to be for the benefit of the directors, officers, employees and selling agents of each Underwriter, each affiliate of any Underwriter who has participated or is alleged to have participated in the distribution of Units as underwriters, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and (b) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of the directors of the General Partner, the officers of the General Partner who have signed the Registration Statement and any person controlling the Partnership within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

16.    Survival. The respective indemnities, representations, warranties and agreements of the Partnership Parties and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Units and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

17.    Definition of the Terms “Business Day,” “Affiliate” and “Subsidiary.” For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close, and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the Securities Act.

18.    Governing Law. This Agreement and any claim, controversy or dispute arising under or related to it shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws principles (other than Section 5-1401 of the General Obligations Law).

19.    Waiver of Jury Trial. The Partnership Parties and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.    Venue. Each of the Partnership Parties hereby irrevocably (i) agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any court within the Borough of Manhattan of New York City and (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding.

21.    Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Partnership Parties, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

22.    Entire Agreement. This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Units, represents the entire agreement among the Partnership Parties and the Underwriters with respect to the preparation of any Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus, the conduct of the offering of the Units and the purchase and sale of the Units.

23.    Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

24.    Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature Page Follows]

If the foregoing correctly sets forth the agreement among the Partnership Parties and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

WESTLAKE CHEMICAL PARTNERS GP LLC

By:	/s/ Albert Chao
	Name:	Albert Chao
	Title:	President, Chief Executive Officer and Director

WESTLAKE CHEMICAL PARTNERS LP

By:	Westlake Chemical Partners GP LLC, its general partner

By:	/s/ Albert Chao
	Name:	Albert Chao
	Title:	President, Chief Executive Officer and Director

Signature Page to Underwriting Agreement

UBS SECURITIES LLC

CITIGROUP GLOBAL MARKETS INC.

For themselves and as Representatives

of the several Underwriters named

in Schedule I hereto

UBS SECURITIES LLC

By:	/s/ Evan Riley
	Name:	Evan Riley
	Title:	Executive Director

By:	/s/ Sarah Gasdia
	Name:	Sarah Gasdia
	Title:	Associate Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Dylan C. Tornay
	Name:	Dylan C. Tornay
	Title:	Managing Director

Signature Page to Underwriting Agreement

SCHEDULE I

Underwriters	Number of Firm Units	Number of Option Units
UBS Securities LLC	2,700,000	405,000
Citigroup Global Markets Inc.	900,000	135,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	450,000	67,500
Barclays Capital Inc.	450,000	67,500

Total	4,500,000	675,000

SCHEDULE II

PERSONS DELIVERING LOCK-UP AGREEMENTS

James Chao

Max L. Lukens

David Lumpkins

Angela Minas

Albert Chao

M. Steven Bender

L. Benjamin Ederington

George Mangieri

Lawrence Teel

WPT LLC

SCHEDULE III

PRICING INFORMATION

Number of Units:	4,500,000 Firm Units or, if the Underwriters exercise in full their option to purchase the Option Units granted in Section 2 hereof, 5,175,000 Units

Public Offering Price: $22.00 per Unit

SCHEDULE IV

ISSUER FREE WRITING PROSPECTUSES – ROAD SHOW MATERIALS

Road show titled “Investor Presentation, September 2017.”

SCHEDULE V

ISSUER FREE WRITING PROSPECTUS

None.

SCHEDULE VI

LIST OF JURISDICTIONS OF FOREIGN QUALIFICATION

Entity	Jurisdiction of Formation	Foreign Qualifications
Westlake Chemical Partners LP	Delaware	Kentucky, Louisiana, New Jersey, Texas
Westlake Chemical Partners GP LLC	Delaware	Kentucky, Louisiana, Texas
Westlake Chemical OpCo LP	Delaware	Kentucky, Louisiana, Texas
Westlake Chemical OpCo GP LLC	Delaware	Kentucky, Louisiana, Texas

EXHIBIT A

LOCK-UP LETTER AGREEMENT

UBS SECURITIES LLC

CITIGROUP GLOBAL MARKETS INC.

As Representatives of the several

        Underwriters named in Schedule I

        to the Underwriting Agreement

c/o UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

The undersigned understands that you and certain other firms (the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Westlake Chemical Partners LP, a Delaware limited partnership (the “Partnership”), and Westlake Chemical Partners GP LLC, a Delaware limited liability company, providing for the purchase by the Underwriters from the Partnership of Common Units (the “Units”) representing limited partner interests (“Common Units”) of the Partnership, and that the Underwriters propose to reoffer the Units to the public (the “Offering”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Underwriting Agreement.

In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of UBS Securities LLC, on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units (including, without limitation, Common Units that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Common Units that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Common Units, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Common Units or securities convertible into or exercisable or exchangeable for Common Units or any other securities of the Partnership, or (4) publicly disclose the intention to do any of the foregoing for a period commencing on the date hereof and ending on the 60th day after the date of the Prospectus relating to the Offering (such 60-day period, the “Lock-Up Period”).

Exhibit A-1-1

The foregoing restrictions shall not apply to (A) any bona fide gifts, sales or other dispositions of Common Units that are made exclusively between and among the undersigned and members of the undersigned’s family, or a trust the beneficiaries of which are the undersigned and/or members of the undersigned’s family; provided that it shall be a condition to any such transfer that (i) the transferee/donee agrees to be bound by the terms of this Lock-Up Letter Agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent it would be bound if the transferee/donee were a party hereto, (ii) each party (donor and donee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act of 1933, as amended, and the Securities and Exchange Act of 1934, as amended (the “Exchange Act”)), to make, and shall agree to not voluntarily make, any filing or public announcement of the transfer prior to the expiration of the Lock-Up Period and (iii) the undersigned notifies UBS Securities LLC at least two business days prior to the proposed transfer; (B) the receipt of compensatory awards of Common Units or awards the value of which is based, in whole or in part, on the value of Common Units pursuant to the equity-based compensation plans of the Partnership (“Plan Awards”); (C) the vesting, exercise, or settlement of Plan Awards; (D) the net settlement of Plan Awards, including net withholding to satisfy applicable tax withholding obligations and the net exercise of options, unit appreciation rights or similar Plan Awards; and (E) the sale of Common Units pursuant to a trading plan under Rule 10b5-1 of the Exchange Act, in existence on the date hereof.

In furtherance of the foregoing, the Partnership and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

It is understood that, if the Partnership notifies the Underwriters that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Units, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Partnership and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Partnership and the Underwriters.

[Signature page follows]

Exhibit A-1-2

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

By:
Name:
Title:

Dated:

Exhibit A-1-3

EXHIBIT B-1

FORM OF OPINION OF PARTNERSHIP’S COUNSEL

1.    Each of OpCo and the Partnership is a limited partnership duly organized under the Delaware LP Act with all limited partnership power and authority, as applicable, (i) to enter into this Agreement and the Purchase Agreement, to the extent a party thereto, and to perform its obligations hereunder and thereunder, and (ii) to own its properties and to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. With your consent, based solely on certificates from public officials, such counsel confirms that each of OpCo and the Partnership is validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business as a foreign limited partnership in the states set forth opposite its name on Exhibit A to such opinion.

2.    Each of OpCo GP and the General Partner is a limited liability company duly organized under the Delaware LLC Act with all limited liability company power and authority, as applicable, (i) to enter into this Agreement and the Purchase Agreement, to the extent a party hereto or thereto, and to perform its obligations hereunder and thereunder, and (ii) to own its properties, to conduct its business and to act as the general partner of OpCo and the Partnership, as applicable, as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. With your consent, based solely on certificates from public officials, such counsel confirms that each of OpCo GP and the General Partner is validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business as a foreign limited liability company in the states set forth opposite its name on Exhibit A to such opinion.

3.    The Units to be issued and sold to the Underwriters by the Partnership pursuant to this Agreement and the limited partner interests represented thereby have been duly authorized in accordance with the Partnership Agreement and when issued and delivered by the Partnership to the Underwriters upon payment therefore in accordance with the terms of this Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement), nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act) and free of preemptive rights arising from the Partnership Agreement.

4.    The execution, delivery and performance of this Agreement and the Purchase Agreement by each of the Partnership Entities that is party hereto or thereto have been duly authorized by all necessary limited liability company or limited partnership action, as applicable, of each of the Partnership Entities that is party hereto or thereto; and this Agreement and the Purchase Agreement have each been duly executed and delivered by each of the Partnership Entities that is party hereto or thereto.

5.    Each of the Partnership Agreement, the OpCo GP LLC Agreement, the OpCo Partnership Agreement and the Purchase Agreement constitutes a legally valid and binding obligation of each of the Partnership Entities that is a party thereto, enforceable against each such Partnership Entity in accordance with its terms; provided, however, that the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally and

Exhibit B-1-1

by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and implied covenants of good faith and fair dealing.

6.    As of the date of such opinion, the execution and delivery of this Agreement and the Purchase Agreement by each of the Partnership Entities party hereto or thereto, the offering, issuance and sale of the Units by the Partnership to you and the other Underwriters pursuant to this Agreement and the consummation of the transactions contemplated by this Agreement and the Purchase Agreement do not on the date of such opinion:

(i)	violate the Organizational Documents; or

(ii)	result in the breach of or a default under any of the agreements set forth on Exhibit B to such opinion; or

(iii)	violate any federal or New York statute, rule or regulation applicable to the Partnership Entities or the Delaware LP Act or the Delaware LLC Act; or

(iv)	require any consents, approvals, or authorizations to be obtained by the Partnership Entities from, or any registrations, declarations or filings to be made by the Partnership Entities with, any governmental authority under any federal or New York statute, rule or regulation applicable to the Partnership Entities or the Delaware LP Act or the Delaware LLC Act on or prior to the date of such opinion that have not been obtained or made;

except in clauses (ii), (iii) and (iv) above for any such breaches, defaults, violations, consents, approvals, authorizations, registrations, declarations or filings that, individually or in the aggregate, the occurrence of which or the failure to have obtained have not materially impaired and will not materially impair the ability of any of the Partnership Entities to consummate the transactions provided for in this Agreement or the Purchase Agreement or would not reasonably be expected to have a Material Adverse Effect; provided, however, that such counsel need express no opinion in this paragraph (6) with respect to federal or state securities laws).

7.    The Registration Statement was declared effective under the Securities Act as of 4:00 p.m., Washington, D.C. time, on March 24, 2017, and, to such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings therefor have been instituted by the Commission. The Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules and Regulations specified in such opinion on the date specified therein.

8.    The Registration Statement, on the latest Effective Date, and the Prospectus, as of its date, each appeared on their face to be appropriately responsive in all material respects to the form requirements of the Securities Act and the Rules and Regulations; it being understood, however, that such counsel need express no view with respect to Regulation S-T or the financial statements, schedules, or other financial data, included in, or omitted from, the Registration Statement, Pricing Disclosure Package or the Prospectus.

Exhibit B-1-2

9.    The statements in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Description of Common Units and Preferred Units,” insofar as they purport to constitute a summary of the terms of the Common Units, are accurate summaries in all material respects.

10.    The statements in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the headings “Material U.S. Federal Income Tax Consequences” and “Additional Material U.S. Federal Tax Consequences,” insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal and governmental proceedings or contracts, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts in all material respects.

11.    Such counsel’s opinion that is filed as Exhibit 8.1 to the Partnership’s Current Report on Form 8-K filed on September [    ], 2017 is confirmed, and the Underwriters may rely on such opinion as if it were addressed to them.

12.    WISC owns all of the issued and outstanding limited liability company interests in the General Partner (the “GP Membership Interests”). The GP Membership Interests have been duly authorized and validly issued in accordance with the GP LLC Agreement and the GP Membership Interests are fully paid (to the extent required under the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act). WISC owns the GP Membership Interests free and clear of liens, claims, charges and encumbrances (“Liens”) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming WISC as debtor is on file in the Office of the Secretary of State of the State of Delaware other than those (i) created by or arising under the Delaware LLC Act or the GP LLC Agreement or (ii) restrictions on transferability or other Liens described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

13.    The General Partner is the sole general partner of the Partnership and the non-economic general partner interest in the Partnership (the “General Partner Interest”) is owned of record by the General Partner. The issuance of the General Partner Interest has been duly authorized and validly issued in accordance with the Partnership Agreement. The General Partner owns the General Partner Interest free and clear of Liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the Office of the Secretary of State of the State of Delaware other than those (i) created by or arising under the Delaware LP Act or the Partnership Agreement or (ii) restrictions on transferability or other Liens described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

14.    The Partnership owns all of the issued and outstanding limited liability company interests in OpCo GP (the “OpCo GP Membership Interests”). The OpCo GP Membership Interests have been duly authorized and validly issued in accordance with the OpCo GP LLC Agreement and the OpCo GP Membership Interest is fully paid (to the extent required under the OpCo GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act). The Partnership owns the OpCo GP Membership Interests free and clear of Liens in respect of which a financing statement under the

Exhibit B-1-3

Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the Office of the Secretary of State of the State of Delaware other than those (i) created by or arising under the Delaware LLC Act or the OpCo GP LLC Agreement or (ii) restrictions on transferability or other Liens described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

15.    OpCo GP is the sole general partner of OpCo and the non-economic general partner interest in OpCo (the “OpCo General Partner Interest”) is owned of record by OpCo GP. The issuance of the OpCo General Partner Interest has been duly authorized and validly issued in accordance with the OpCo Partnership Agreement. OpCo GP owns the OpCo General Partner Interest free and clear of Liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming OpCo GP as debtor is on file in the Office of the Secretary of State of the State of Delaware other than those (i) created by or arising under the Delaware LP Act or the OpCo Partnership Agreement or (ii) restrictions on transferability or other Liens described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

16.    As of the date of such opinion, the Partnership owns 13.276% of the limited partner interests in OpCo (the “OpCo LP Interests”), which have been duly authorized and validly issued in accordance with the OpCo Partnership Agreement and are fully paid (to the extent required under the OpCo Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act). The Partnership owns the OpCo LP Interests, and upon consummation of the Acquisition, will own the OpCo LP Interests and the additional limited partner interests in OpCo that it will acquire in the Acquisition, free and clear of Liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the Office of the Secretary of State of the State of Delaware other than those (i) created by or arising under the Delaware LP Act or the OpCo Partnership Agreement or (ii) restrictions on transferability or other Liens described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

17.    The Partnership is not and, immediately after giving effect to the sale of the Units in accordance with this Agreement and the application of the proceeds as described in the Pricing Disclosure Package and the Prospectus under the caption “Use of Proceeds,” it will not be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

18.    The Purchase Agreement is in a form legally sufficient as between the parties thereto for the Partnership to purchase an additional 5.0% limited partner interest in OpCo, as described in the Purchase Agreement, subject to any conditions, reservations, encumbrances and limitations contained therein.

In addition, such counsel shall make statements to the following effect:

Such counsel has participated in conferences with officers and other representatives of the Partnership Parties and the independent public accountants of the Partnership and the Underwriters’ representatives, at which conferences the contents of the Registration Statement,

Exhibit B-1-4

the Pricing Disclosure Package and the Prospectus and related matters were discussed and, although such counsel did not independently investigate or verify the information set forth in the Registration Statement, the Pricing Disclosure Package or the Prospectus, and such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus (except to the extent specified in paragraphs (9) and (10) above), based on the foregoing, no facts have come to such counsel’s attention that have led such counsel to believe that:

(a)	the Registration Statement, as of its most recent Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading;

(b)	the Pricing Disclosure Package, as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(c)	the Prospectus, as of its date and as of the date of such opinion, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, it being understood that such counsel need not express any belief with respect to (i) the financial statements and related schedules, including the notes thereto and the independent public accounting firm’s report thereon, included in the Registration Statement, the Pricing Disclosure Package and the Prospectus or (ii) any other financial and accounting data contained or omitted from the Registration Statement, the Pricing Disclosure Package and the Prospectus.

In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon certificates of officers and employees of the Partnership Entities and upon information obtained from public officials, (ii) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (iii) state that such counsel’s opinion is limited to federal laws, the laws of the State of New York, the Delaware LP Act and the Delaware LLC Act, (iv) with respect to the opinions expressed as to the due qualification or registration as a foreign limited partnership or limited liability company, as the case may be, of the Partnership Entities, state that such opinions are based upon certificates of foreign qualification or registration provided by the Secretary of State of the states listed on an annex to be attached to such counsel’s opinion and (v) state that such counsel expresses no opinion with respect to (A) any permits to own or operate any real or personal property or (B) foreign, state or local tax statutes to which any of the Partnership Entities may be subject.

Exhibit B-1-5

EXHIBIT B-2

FORM OF OPINION OF GENERAL PARTNER’S GENERAL COUNSEL

I, L. Benjamin Ederington, am the duly elected Vice President, General Counsel and Corporate Secretary of Westlake Chemical Partners GP LLC, a Delaware limited liability company and the sole general partner of Westlake Chemical Partners LP, a Delaware limited partnership, and I am an active member in good standing of the Bar of the State of Texas. Capitalized terms used herein without definition shall have the respective meanings ascribed to them in this Agreement.

1.    None of (a) the offering, issuance or sale of the Units by the Partnership pursuant to this Agreement, (b) the execution, delivery and performance of this Agreement and the Purchase Agreement by each of the Partnership Parties party hereto or thereto or (c) the consummation of the transactions contemplated by this Agreement and the Purchase Agreement (i) to my knowledge, conflicts or will conflict with or constitutes or will constitute a breach or violation of, a change of control, or a default (or an event that, with notice or lapse of time or both, would constitute such an event) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership Parties is a party or by which any of them or any of their respective properties may be bound (excluding the agreements listed on an annex to such opinion); or (ii) violates or will violate any order, judgment, decree or injunction known to such counsel of any court or governmental agency or Delaware, Texas or federal body directed to any of the Partnership Parties or any of their properties in a proceeding to which any of them or their property is a party or is bound, except for such conflicts, violations, breaches or defaults that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect or materially impair the ability of any of the Partnership Parties to consummate the transactions provided for in this Agreement and the Purchase Agreement.

2.    Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no person has the right, pursuant to the terms of any contract, agreement or other instrument described in or filed as an exhibit to the Registration Statement or otherwise known to me, to cause the Partnership to register under the Securities Act any Common Units or other equity interest in the Partnership or to include any such Common Units or interest in the Registration Statement or the offering contemplated by this Agreement.

3.    To my knowledge, there are no contracts, licenses, agreements, leases or documents of a character required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus or to be filed as an exhibit to the Registration Statement that have not been so described or filed as required.

4.    To my knowledge, except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which any Partnership Entity is or may be a party or to which any property of any Partnership Entity is or may be the subject that, individually or in the aggregate, if determined adversely to a Partnership Entity, would reasonably be expected to have a Material Adverse Effect; and to my knowledge, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others.

Exhibit B-2-1